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                                                                    EXHIBIT 4.10

                          CERTIFICATE OF INCORPORATION

                                       OF

                        CHENIERE-GRYPHON MANAGEMENT, INC.

     FIRST: The name of the corporation is Cheniere-Gryphon Management, Inc. (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, City of Wilmington, County of New Castle 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

     THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000), all of which shall be common stock, $0.01 par value per share ("Common Stock").

     FIFTH: No holder of shares of stock of the Corporation shall have a preemptive right to purchase or subscribe for and receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, option, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock.

     SIXTH: No stockholders of the Corporation shall have the right and power to cumulate votes attributable to their shares for the election of directors.

     SEVENTH: Election of directors need not be by written ballot, except and to the extent provided in the bylaws of the Corporation.

     EIGHTH: The Board of Directors is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation.

     NINTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in this certificate of incorporation from time to time, to amend this certificate of incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the directors or stockholders of the Corporation by this certificate of incorporation or any amendment hereto are subject to such right of the Corporation.

     TENTH: The incorporator of the Corporation is Dianne Younger, Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002.

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     ELEVENTH: The number of directors of the Corporation shall be determined in accordance with the Corporation's bylaws. The number of directors constituting the initial board of directors of the Corporation shall be one (1), and the name and mailing address of the person who is to serve as a director until the first annual meeting of its stockholders, or until his successor is duly elected and qualified, is as follows:

             NAME                        ADDRESS
             Charif Souki                1200 Smith Street, Suite 1740
                                         Houston, Texas 77002

     TWELFTH: Except as otherwise provided by statute, any action that might have been taken at a meeting of stockholders by a vote of the stockholders may be taken with the written consent of stockholders owning (and by such written consent, voting) in the aggregate not less than the minimum percentage of the total number of shares that by statute, this Certificate of Incorporation, the bylaws of the Corporation or an agreement of all of the stockholders are required to be voted with respect to such proposed corporate action; provided, however, that the written consent of a stockholder who would not have been entitled to vote upon the action if a meeting were held shall not be counted; and further provided, that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous written consent of all stockholders who have been entitled to vote on the action if a meeting were held is obtained.

     THIRTEENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation or adopt new bylaws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to bylaw provisions which have been adopted, amended, or repealed by the stockholders; and further provided, that bylaws adopted or amended by the Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

     FOURTEENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors; and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any

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compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     FIFTEENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the Delaware General Corporation Law, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     SIXTEENTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation, bylaws of the Corporation or written agreement of all of the stockholders of the Corporation, from time to time, to amend the Certificate of Incorporation or any provisions thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

     IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 13th day of September, 2000.

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                                                 Dianne Younger, Incorporator

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